UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Nicor Inc.

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EXPLANATORY NOTE
The following is a presentation that Nicor Inc. made to its certain of its employees after entering into an Agreement and Plan of Merger, dated as of December 6, 2010, by and among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc.

Nicor & AGL Resources Combining to Create A New U.S. Leader in Natural Gas Serving 4.5 Million Customers Across Seven States December, 7 2010

2 Exciting News for Our Company Nicor and AGL Resources to combine in $8.6 billion merger transaction Creates leading U.S. natural gas distribution company serving 4.5 million customers across seven states Illinois, Georgia, New Jersey, Virginia, Florida, Tennessee and Maryland Establishes gas distribution HQ in Naperville and maintains corporate HQ in Atlanta Complementary unregulated businesses with enhanced opportunities for growth

3 A Strong New Partner AGL Resources At-a-Glance Leading distributor of natural gas based in Atlanta serving 2.3 million customers Manages six utilities, two gas storage facilities and asset management company Approximately 2,400 employees Great track record of making acquisitions and successfully integrating operations Possesses complementary businesses, an outstanding reputation and shared values

4 Strategic & Financial Benefits of Combined Company Enhanced diversification, scale, and geographic reach of regulated gas utility operations Combination will establish platform for growth superior to what either company could achieve on own Provides shareholders with a significant premium for their shares, a substantial dividend uplift immediately following closing, and opportunities for ownership in a company with strong upside potential for growth

Exciting Employee Opportunities As Part of Larger Organization AGL Resources will maintain job levels across the Nicor service territory Will honor collective bargaining agreement Continued community involvement and charitable giving in Illinois Brings jobs to the area by creating a newly expanded gas distribution HQ in Naperville

6 Combination Creates A Leading Natural Gas Distribution Business Increased scale benefits customers over time Best practices shared across distribution territories and retail businesses Limited exposure to commodity prices, weather and bad debt expense for the combined company (through cost recovery and other regulatory mechanisms) Non-utility storage capabilities significantly increased Note: Map excludes Nicor Tropical Shipping business and Central Valley natural gas storage facility under construction in California.

7 Great News For Customers With greater scale and shared best practices, combined company will serve customers better and more efficiently Customers can continue to rely on Nicor Gas' outstanding service at the same low rates they always have Same people that customers know and trust will continue to bring them the service they rely on Priority remains providing customers with the safe, reliable, and cost effective service that they have come to expect from us

8 Solid Organization & Leadership Combined company will be known as AGL Resources Nicor's gas utility operations will continue to operate under the Nicor Gas name John W. Somerhalder II to continue as chairman, president and CEO of AGL Resources AGL Resources Board of Directors will include 4 directors from Nicor During the transition, Russ Strobel will continue to lead as Nicor's chairman, president and CEO

9 Next Steps Looking forward to working with AGL Resources to ensure a smooth transition Integration planning team to address how to best utilize each company's strengths Merger to be completed in the second half of 2011, following receipt of required approvals Until transaction completed, companies will operate separately, it remains business as usual

Forward Looking Statements To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, "forward-looking statements"). These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and the expected timing of the completion of the transaction. Forward-looking statements can generally be identified by the use of words such as "believe", "anticipate", "expect", "estimate", "intend", "continue", "plan", "project", "will", "may", "should", "could", "would", "target", "potential" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this release that contain forward-looking statements are qualified by these cautionary statements. Although AGL Resources and Nicor believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources and Nicor stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of AGL Resources and Nicor operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the energy industry, as detailed from time to time in each of AGL Resources' and Nicor's reports filed with the Securities and Exchange Commission ("SEC"). There can be no assurance that the proposed merger will in fact be consummated. Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of AGL Resources' and Nicor's Annual Report on Form 10-K for the fiscal year December 31, 2009, and Item 1.A in each of AGL Resources' and Nicor's most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. AGL Resources and Nicor caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to AGL Resources and Nicor, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to AGL Resources and Nicor or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this presentation. Neither AGL Resources nor Nicor undertakes any obligation to update or revise any forward-looking statement, except as may be required by law. Additional Information In connection with the proposed merger, AGL Resources plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of AGL Resources and Nicor that also constitutes a prospectus of AGL Resources. AGL Resources and Nicor will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, free of charge, at the website maintained by the SEC at www.sec.gov. You may also obtain these documents, free of charge, from AGL Resources' website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources, P.O. Box 4569, Atlanta, GA, 30302-4569. You may also obtain these documents, free of charge, from Nicor's website (www.nicor.com) under the tab Investor Information/SEC Filings or by directing a request to Nicor, P.O. Box 3014, Naperville, IL 60566-7014. The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AGL Resources' directors and executive officers is available in its definitive proxy statement filed with the SEC by AGL Resources on March 15, 2010, and information regarding Nicor directors and executive officers is available in its definitive proxy statement filed with the SEC by Nicor on March 10, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.